UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Shareholder Support Agreements

As previously disclosed, on November 14, 2024, Glucotrack, Inc., a Delaware corporation (the “Company”) closed a best efforts public offering (the “Offering”) for the offer and sale of an aggregate of (i) 2,437,340 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), (ii) 4,756,900 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,756,900 shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu of Shares, (iii) 7,194,240 Series A Warrants (the “Series A Warrants”) to purchase up to 7,194,240 shares of Common Stock (the “Series A Warrant Shares”) and (iv) 7,194,240 Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) to purchase up to 7,194,240 shares of Common Stock (“the “Series B Warrant Shares” together with the Series A Warrant Shares, the “Warrant Shares”). Each Share or Pre-Funded Warrant, as applicable, was sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one Common Share. Simultaneously with the Closing, the Company closed a private placement offering that involved an existing investor, which is controlled by a director of the Company, converting approximately $4,093,112 of debt, which represented the then outstanding principal and accrued interest under an existing secured convertible promissory note on substantially the same terms as the Offering, resulting in the issuance of 2,640,717 shares of Common Stock (plus 2,640,717 accompanying Series A Common Warrants and 2,640,717 accompanying Series B Common Warrants) (the Concurrent Private Offering”).

The issuance of Common Warrant Shares upon exercise of the Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) (“Stockholder Approval”, and such proposal to be presented at the Special Meeting (as defined below), the “Issuance Proposal”).

The Company intends to hold a meeting to obtain Stockholder Approval (the “Special Meeting”) within 60 days following the closing of the Offering. In connection with the Offering, certain existing Company stockholders entered into support agreements (each a “Support Agreement”) with the Company, pursuant to which certain existing Company stockholders agreed to vote their shares of Common Stock at the Special Meeting (i) to approve the Issuance Proposal, (ii) to approve the Concurrent Private Offering and the issuance of Common Stock underlying the Common Warrants sold in the Concurrent Private Offering, and (iii) to approve a reverse stock split of the Company’s Common Stock at ratio of between to 1-for-2 and 1-for-20, with such ratio to be determined at the sole discretion of the board of directors of the Company.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to Nasdaq’s determination as to whether the Company is able to obtain Stockholder Approval and those other risks under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 28, 2024, and the Company’s Quarterly Reports on Form 10-Q filed on May 15, 2024, August 13, 2024, and November 14, 2024. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Support Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer